Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-266753) on Form S-3 and (No. 333-263813) on Form S-8 of our report dated March 30, 2023, with respect to the consolidated financial statements of EVgo Inc.

/s/ KPMG LLP

Albuquerque, New Mexico
March 30, 2023